UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 12, 2009, Neurobiological Technologies, Inc. (the “Company”) and Buck Institute for Age Research, a California non-profit public benefit corporation (the “Buck Institute”), entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the parties mutually agreed to terminate the Collaboration and License Agreements dated November 29, 2007 and February 29, 2008 (collectively the “Collaboration Agreements”), effective as of June 12, 2009. Under the terms of the Termination Agreement, the Company has agreed to pay to the Buck Institute the final installment totaling $116,666 due for the up-front payments under the Collaboration Agreements. As part of the termination of the Collaboration Agreements, the Company granted to the Buck Institute an exclusive, worldwide, perpetual license to the technology developed under the Collaboration Agreements, and has agreed that Buck Institute shall have the sole right to prosecute and maintain all patents under the Collaboration Agreements.

A complete copy of the Termination Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated as of June 12, 2009, between Neurobiological Technologies, Inc. and Buck Institute for Age Research.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
By:	/s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated as of June 12, 2009, between Neurobiological Technologies, Inc. and Buck Institute for Age Research.